Contact:        Larry McPherson                                          Symbol:  TSIC
                Chief Financial Officer                                  Traded:  Nasdaq National
                & Treasurer
                Tropical Sportswear Int'l Corporation
                Tel: (813) 249-4900
                Fax: (813) 881-0627

FOR IMMEDIATE RELEASE

Tropical Reports Third Quarter Results

TAMPA,  Florida,  July 21, 2003 -Tropical  Sportswear Int'l  Corporation  (Nasdaq:  TSIC) announced today its third quarter results.

Net sales for the third  quarter of fiscal  2003 were $96.7  million as compared  with  $116.3  million in the same period  last year.  The  Company  incurred a net loss for the third  quarter of fiscal  2003 of $30.6  million,  or
$2.75 per share as  compared  with a net loss of $5.6  million  or $0.69 per share in the same  period  last  year.
Results for the third  quarter of fiscal 2003 were  negatively  impacted by a number of unusual  items  including a non-cash  valuation  allowance  against the  Company's  net  deferred  tax  assets,  the sale of higher than normal amounts of excess  inventory at reduced  prices,  significant  increases in reserves for excess  inventory,  higher than  normal  levels of  returns  and sales  allowances,  charges  related  to  disposing  of one of the  Company's corporate  aircraft,  charges  related to the  partial  closure of the Duck Head(R)retail  outlet  store  business, reserves for certain contract  disputes/litigation  and investment  banking advisory fees. These items were offset, in part,  by a gain on the sale of the Duck Head(R)trademarks.  Other  charges for the third quarter of fiscal 2002 related to the  consolidation  and  reorganization  of the Company's  Savane  division,  internally  referred to as
"Project Synergy".

Gross  margin for the third  quarter  of fiscal  2003 was 9.3% as  compared  with  27.0% for the same  period  last year.  Gross margins were  negatively  impacted by  substantially  higher than normal levels of closeout  sales and higher  levels of sales  allowances.  Additionally,  as the  market for excess  inventory  deteriorated  during the quarter, the required reserve for remaining excess inventory was increased significantly.

Excluding  other  charges,  operating  expenses for the third quarter of fiscal 2003 were $20.6 million as compared with $24.3 million for the same period last year.

The Company  currently has $19.5 million of net deferred tax assets  comprised of temporary  timing  differences of future  deductible  expenses and net operating  losses  available to offset future  taxable income in the US. After review of the  provisions of Statement of Financial  Accounting  Standards No. 109,  "Accounting  For Income Taxes"
and guidelines  issued by regulatory  agencies,  the Company has provided a full valuation  allowance against these assets.  That  valuation  allowance  of $19.5  million is  reflected  in the  Company's  third  quarter  income tax provision as a non-cash  increase to tax expense.  The use of these deferred tax assets to offset  taxable  profits in future years will result in a reduction in the Company's effective tax rate in those years.

Net sales for the first nine months of fiscal 2003 were $308.5  million  compared with $346.9  million for the same period last year.  Gross  margin for the first nine months of fiscal 2003 was 17.1% as compared  with 28.0% for the same period last year.  Excluding other charges,  operating  expenses for the first nine months of fiscal 2003 were
$63.2 million,  as compared with $72.7 million,  for the same period last year.  Charges incurred in the first nine months of fiscal 2003 included  Project  Synergy  sales  allowances,  costs  resulting  from the  separation of the
Company's  former chief  executive  officer,  reductions in previous  Project  Synergy cost estimates and the above noted third quarter  charges.  As mentioned  above, the first nine months of fiscal 2002 contained a charge related to Project Synergy.

Christopher B. Munday, CEO and President  commented,  "the Company continues its realignment through disposition of unprofitable  businesses  and  reduction  of operating  expenses.  We are pleased that we were able to complete the sale of the Duck Head(R)business,  dispose of one corporate aircraft and transition out of the Victorinox business.
We have also completed the transition of our Mexico  production to the Dominican  Republic.  Additionally,  we have made  considerable  progress in reducing  operating  expenses.  In the last two quarters,  operating  expenses have been reduced by $7.7 million, or 16%, over the comparable prior year period."

Mr. Munday continued "we anticipate  another quarter of re-alignment  activities  including  disposal of additional excess  inventory,  the remaining Duck Head(R)retail store  closures,  elimination  of an unfavorable interest rate swap  agreement and  continued  efforts to dispose of the  remaining  corporate  aircraft.  Once  completed,  these changes will provide a platform for profitability in fiscal 2004."

The Company  anticipates  charges in the 4th quarter will include costs  associated  with the final closure of Duck
Head retail  stores  estimated at $1.5 to $2.0 million as well as a fee to terminate an  unfavorable  interest rate swap  agreement  estimated  at $1.2  million.  The  Company  continues  to  pursue  the  sale of its one  remaining corporate aircraft, with an anticipated loss of $2.0 to $2.5 million.

During the quarter,  the Company  renewed its  revolving  line of credit.  The new revolver is for a maximum of $95 million.  Fleet  Capital  continues  as the  lead  agent  and  participating  banks  include  Bank of  America  and
Wachovia.  Under the terms of the new  revolver,  the  Company is only  subject  to  financial  covenants  when the availability  drops below $20  million.  As a result of a  financial  covenant  violation  in a $7.0  million  real estate loan  through Bank of America the Company is in technical  default.  Fleet  Capital has agreed to assume the loan  and  eliminate  all  financial  covenants  in the  agreement.  Additionally,  the  other  lenders  in the new revolving  line of credit have agreed to waive the cross  default  provision  that was  triggered by the  situation with the real estate loan.

The  Company's  most  current  releases  may  be  viewed  on  the  Worldwide  Web  at  the  Company's   website  at
www.tropicalsportswear.com.

On July 22, 2003 at 9:00 am (EDT),  the Company will host a conference  call to discuss the third quarter  results.
The dial in number  is  1-913-981-5532.  For  those who  cannot  listen  to the live  broadcast,  a replay  will be available for two weeks after the call. To listen to the replay, call 1-719-457-0820 and enter pass code 293246.

The call will also be broadcast  live over the  Internet  via  www.viavid.com  or  www.tropicalsportswear.com.  For those who are  unavailable to listen to the live  broadcast,  a replay will be available  shortly after the call on the above web site for two weeks.

TSI is a designer,  producer and marketer of high-quality  branded and retailer  private  branded apparel  products that are sold to major  retailers  in all levels and  channels  of  distribution.  Primary  product  lines  feature casual and  dress-casual  pants,  shorts,  denim jeans,  and woven and knit shirts for men, women,  boys and girls.
Major owned  brands  include  Savane(R),  Farah(R),  Flyers(TM), The  Original  Khaki  Co.(R),  Bay to Bay(R),  Two
Pepper(R),  Royal Palm(R),  Banana Joe(R), and  Authentic  Chino Casuals(R).  Licensed brands include Bill Blass(R)
and  Van  Heusen(R).   Retailer national  private  brands that we  produce include  Puritan(R),  Member's  Mark(R),
Sonoma(R),  Croft &  Barrow(R),  St. John's Bay(R), Charter Club(R), Roundtree &  Yorke(R), Geoffrey Beene(R), G.H.
Bass(R), Izod(R), and White Stag(R). TSI distinguishes itself by providing major retailers with comprehensive brand management  programs and uses advanced  technology to provide retailers with customer, product and market analyses, apparel design,  and  merchandising  consulting and inventory forecasting with a focus on return on investment.

This press  release  contains  forward-looking  statements,  which are  subject to the safe  harbor  created by the
Private  Securities   Litigation  Reform  Act  of  1995.   Management  cautions  that  these  statements  represent
projections  and  estimates of future  performance  and involve  certain  risks and  uncertainties.  The  Company's actual results could differ  materially from those anticipated in these  forward-looking  statements as a result of factors  including,  without  limitation,  negative effects  resulting from increased  inventory  levels,  negative effects from the  termination  of the  Victorinox(R)license  agreement and the transition of this business to Swiss
Army Brands,  Inc.; the potential  negative effects of loan agreement  covenant  violations,  should any occur; the potential  negative effects on existing customer  relationships of selling the Duck Head(R)trademark; the potential negative  effects  resulting  from our decision to more quickly exit out of our Duck Head(R)retail outlet business;
potential  negative  effects of  transitioning a majority of our production from Mexico to the Dominican  Republic;
general  economic  conditions,  including  but not  necessarily  limited to,  recession or other  cyclical  effects impacting  our  customers in the US or abroad,  changes in interest  rates or currency  exchange  rates;  potential changes in demand in the retail  market;  reduction in the level of the consumer  spending;  the  availability  and price of raw  materials  and  global  manufacturing  costs and  restrictions;  increases  in costs;  the  continued
acceptance  of the  Company's  existing  and new products by its major  customers;  the  financial  strength of the
Company's  major  customers;  the  ability  of the  Company  to  continue  to use and the  Company's  existing  and prospective customer's continued acceptance of certain licensed trademarks and tradenames, including Bill Blass(R), and Van Heusen(R);  business disruptions and costs arising from acts of terrorism or military activities around the globe;  and other risk factors  listed from time to time in the Company's  reports  (including its Annual Report on
Form 10-K) filed with the U.S.  Securities and Exchange  Commission.  In addition,  the estimated financial results for any period do not  necessarily  indicate  the  results  that may be  expected  for any future  period,  and the
Company assumes no obligation to update them.

                                          - FINANCIAL TABLES TO FOLLOW -

                                       Tropical Sportswear Int'l Corporation

                                  Condensed Consolidated Statements of Operations
                              (amounts in thousands except share and per share data)

                                                     Three Months Ended                    Nine Months Ended
                                             -----------------------------------   ----------------------------------
                                                June 28,           June 29,            June 28,          June 29,
                                                  2003               2002                2003              2002
                                             ----------------   ----------------   -----------------  ---------------

Net sales                                            $96,732           $116,262            $308,498         $346,883
Cost of goods sold                                    87,706             84,855             255,649          249,926
                                             ----------------   ----------------   -----------------  ---------------
Gross profit                                           9,026             31,407              52,849           96,957
Selling, general and administrative
expenses                                              20,624             24,291              63,201           72,716
Other, net                                             2,361             12,316               6,113           12,316
                                             ----------------   ----------------   -----------------  ---------------
Operating income (loss)                             (13,959)            (5,200)            (16,465)           11,925

Other expenses:
Interest, net                                          3,046              3,520               8,743           10,681
Other, net                                               220              (142)               (874)            (797)
                                             ----------------   ----------------   -----------------  ---------------
                                                       3,266              3,378               7,869            9,884

Income (loss) before income taxes                   (17,225)            (8,578)            (24,334)            2,041
Provision (benefit) for income taxes                  13,339            (2,947)              10,610            1,045
                                             ----------------   ----------------   -----------------  ---------------
Net income (loss)                                  ($30,564)           ($5,631)           ($34,944)             $996

Basic earnings (loss) per share                      ($2.75)            ($0.69)             ($3.16)            $0.13
                                             ================   ================   =================  ===============

Weighted average number of shares
      used in the calculation - Basic             11,118,000          8,204,000          11,066,000        7,877,000

Diluted earnings (loss) per share                    ($2.75)            ($0.69)             ($3.16)            $0.12
                                             ================   ================   =================  ===============

Weighted average number of shares
     used in the calculation - Diluted            11,118,000          8,204,000          11,066,000        8,101,000

                                       Tropical Sportswear Int'l Corporation

                                       Condensed Consolidated Balance Sheets
                                              (amounts in thousands)

                                                                                June 28,         September 28,
                                                                                  2003                2002
                                                                            -----------------   -----------------
                    ASSETS

          Current assets:
             Cash and marketable securities                                        $  8,855            $  39,384
             Accounts receivable                                                     78,608               91,009
             Inventories                                                             98,739               74,797
             Prepaid expenses and other current assets                               14,908               22,874
                                                                            -----------------   -----------------
                         Total current assets                                       201,110              228,064

          Property & equipment, net                                                  57,040               48,473
          Intangible assets, including trademarks and goodwill                       47,182               47,326
          Other assets                                                                8,182               12,345
                                                                            -----------------   -----------------
                         Total assets                                              $313,514             $336,208
                                                                            =================   =================

                    LIABILITIES AND SHAREHOLDERS' EQUITY

          Current liabilities
             Accounts payable and accrued expenses                                 $ 38,356             $ 60,599
             Current portion of long-term debt and capital leases                     1,293                1,251
                                                                            -----------------   -----------------
                         Total current liabilities                                   39,649               61,850

          Long-term debt and capital leases                                         141,447              108,922
          Other non-current liabilities                                               9,414                9,064
                                                                            -----------------   -----------------
                          Total liabilities                                         190,510              179,836

          Shareholders' equity:
             Preferred stock                                                              -                    -
             Common stock                                                               114                  110
             Additional paid in capital                                              88,947               88,549
             Retained earnings                                                       37,891               72,835
             Accumulated other comprehensive loss                                   (3,948)              (5,122)
                                                                            -----------------   -----------------
                         Total shareholders' equity                                 123,004              156,372
                                                                            -----------------   -----------------

                         Total liabilities and shareholders' equity                $313,514             $336,208
                                                                            =================   =================